EXHIBIT 99.3

NOMINATIONS AND GOVERNANCE COMMITTEE CHARTER
OF
PRIME GLOBAL CAPITAL GROUP INCORPORATED

Purpose

The general purpose and authority of the Nominations and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of  Prime Global Capital Group Incorporated, a Nevada corporation (the “Company”), is as follows:

1.
To select, or recommend for the Board of Directors’ selection, the individuals to stand for election as directors at the annual meeting of shareholders or, if applicable, a special meeting of shareholders.

2.	To oversee the selection and composition of Committees of the Board of Directors and, as applicable, oversee management continuity planning processes.

3.	To oversee and maintain the corporate governance principles that apply to the Company, the Board and Committees of the Board.

Committee Membership

The Committee shall consist of at least three members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the Sarbanes-Oxley Act and the rules and regulations of NASDAQ, NYSE AMEX or such other exchange on which the Company’s common stock is traded (the rules and regulations of NASDAQ will apply if the Company’s common stock is traded on the Over-the-Counter Bulletin Board).  One director who is not independent may be appointed to the Committee, subject to the following:

●	the director is not a current officer or employee, or an immediate family member of a current officer or employee, of the Company;

●
the Board of Directors, under exceptional and limited circumstances, determines that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders;

●
the Company discloses in the proxy statement for the next annual meeting of stockholders subsequent to such determination (or in its Form 10-K if the Company does not file a proxy statement), the nature of the relationship and the reason for that determination; and

●	such person does not serve under this exception on the Committee for more than two years.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors.  Each member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal.  The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership.  The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate responsibilities to a subcommittee of the Committee.

Meetings

The Committee shall meet as frequently as circumstances dictate.  The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee.  Any one or more of the members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication device by means of which all persons participating in the meeting can hear each other.

All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote.  In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities.  The Committee may also exclude from its meetings any persons it deems appropriate.

Duties and Responsibilities

The basic responsibility of the members of the Committee is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders.  In discharging that obligation, members should be entitled to rely on the honesty and integrity of the Company’s senior executives and its outside auditors, attorneys and advisors, to the fullest extent permitted by applicable law.  Pursuant to the Bylaws of the Company, the Committee shall have and may exercise all the powers and authority of the Board in all matters required, necessary or reasonable in the performance of the Committee purpose, responsibility and functions described in this Charter.

The Committee shall carry out the duties and responsibilities set forth below.  These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions.  The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority, without seeking Board approval, to retain outside counsel or other advisors for this purpose, including the sole authority to approve the fees payable to such counsel or advisors and any other terms of retention. In addition to individual compensation to members for serving on the Committee as reasonably determined by the Board, the Company shall provide appropriate funding, as determined by the Committee, for payment of (i) compensation to any counsel, experts or other advisers employed by the Committee, (ii) obtaining any insurance coverage deemed reasonable or necessary by the Committee, and (iii) funding ordinary administrative expenses of the Committee that it deems reasonable or necessary in carrying out its duties, subject only to any limitations imposed by applicable laws, rules and regulations.

Below is a summary of specific duties and responsibilities of the Committee:

Board Selection, Composition, and Evaluation

1.	Establish criteria for the selection of new directors to serve on the Board of Directors.

2.
Identify individuals believed to be qualified as candidates to serve on the Board of Directors and select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting.  In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board of Directors.

3.
Review and make recommendations to the full Board of Directors, or determine, whether members of the Board should stand for re-election.  Consider matters relating to the retirement of Board members, including term limits or age caps.

4.
In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board, recommend to the Board of Directors the class of directors in which the director-nominee should serve.

5.
Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates.  In that connection, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist in identifying candidates to serve as directors of the Company, including sole authority to approve the fees payable to such search firm and any other terms of retention.

6.	Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers.

7.
Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

8.	Oversee the evaluation, at least annually, and as circumstances otherwise dictate, of the Board of Directors and management.

Committee Selection and Composition

9.
Recommend members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and when appropriate, make recommendations regarding the removal of any member of any committee.

10.	Recommend members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.

11.
Establish, monitor, and recommend the purpose, structure, and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board, and as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any Board committee.

12.
Periodically review the charter and composition of each committee of the Board of Directors and make recommendations to the Board for the creation of additional committees or the elimination of Board committees.

Continuity / Succession Planning Process

13.
Oversee and approve the management continuity planning process. Review and evaluate the succession plans relating to the Chief Executive Officer and other executive officer positions and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

Reports

14.
Report regularly to the Board of Directors following meetings of the Committee, (a) with respect to such matters as are relevant to the Committee’s discharge of its responsibilities, and (b) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

Corporate Governance

To the extent deemed appropriate by the Board of Directors and the Committee, the Committee will do as follows:

15.
Consider the adequacy of the Articles of Incorporation and Bylaws of the Company and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the Articles of Incorporation and Bylaws for consideration by the shareholders.

16.
Develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate.

17.	Consider policies relating to meetings of the Board of Directors. This may include meeting schedules and locations, meeting agendas, and procedures for delivery of materials in advance of meetings.

Minutes

The Committee shall maintain written minutes of its meetings in paper or electronic form, which minutes shall be filed with the minutes of the meetings of the Board.